Exhibit 10.18
DEUTSCHE BANK TRUST COMPANY AMERICAS
60 WALL STREET
NEW YORK, NEW YORK 10005
November 12, 2008
Wellman, Inc.
1041 521 Corporate Center Drive
Fort Mill, South Carolina 29715
Attention: Chief Financial Officer
and Treasurer and Chief Accounting Officer
Re:    Wellman, Inc. Credit Agreement dated as of February 27, 2008
     Reference is hereby made to that certain Credit Agreement, dated as of February 27, 2008, by and among Wellman, Inc. (the “Funds Administrator”) and the other Borrowers party thereto, as debtors and debtors in possession, as Borrowers, the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and the other agents signatory thereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, in the Johnsonville Motion (defined below).
     The undersigned Administrative Agent, on behalf of the Majority Lenders, hereby consents to the Funds Administrator’s request that Section 9.1(i)(xv) of the Credit Agreement be amended as of November 11, 2008 by (A) deleting “November 11, 2008” in sub clause (ii) thereof and replacing it with “November 25, 2008”; (B) deleting the date “November 11, 2008” in sub clause (iv) and replacing it with “November 17, 2008”; (C) deleting sub clause (v) thereof and replacing it with "(v) to have provided documentation in substantially final form relating to the rights offering any other financial accommodations required to consummate the Reorganization Plan described in (i), above, in form and substance reasonably satisfactory to the Majority Lenders, by November 25, 2008”; (D) deleting the date “December 5, 2008” in sub clause (vi) thereof and replacing it with “December 16, 2008”; and (E) deleting the date “December 10, 2008” in sub clause (vii) thereof and replacing it with “December 31, 2008”.
     The definition of “Total Commitments” in Section 1.1 of the Credit Agreement is amended by adding immediately prior to the period at the end thereof: “,and which in the aggregate as of November 17, 2008 shall not exceed $80,000,000.” Annex I of the Credit Agreement is hereby deemed modified as of November 17, 2008 by reducing the amount listed as the Commitment for each Lender by 1/5th of the amount thereof.

     Except as expressly provided herein with respect to Section 1.1 and 9.1(i)(xv) and Annex I of the Credit Agreement, (i) this letter shall not be construed as a consent, waiver or other modification with respect to any term, condition, or any other provision of the Credit Agreement or any other Loan Document, and each of the Loan Documents shall remain in full force and effect, and (ii) neither this letter, nor any other communication between the Administrative Agent and the Funds Administrator or any other Borrower shall be deemed to be a waiver, modification, or release of any Default or Event of Default, whether such Default or Event of Default arose or arises before, on or after the date hereof and whether or not known to the Administrative Agent.
[signature page follows]

Very truly yours, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ Dusan Lazarov
Title: Vice President

By:	/s/ David J. Bell
Title: Managing Director

Acknowledged and agreed as of
this 12 day of November, 2008

WELLMAN, INC.
By:	/s/ Keith R. Phillips
Title: Chief Financial Officer